UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2020 (October 15, 2020)

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37665			61-1770902
Delaware	001-07541			13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)			(I.R.S. Employer Identification No.)

8501 Williams Road
	Estero,	Florida	33928
	239	301-7000
(Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

Not Applicable
Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class		Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock	par value $0.01 per share	HTZ	New York Stock Exchange
The Hertz Corporation	None		None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 Regulation FD Disclosure.
As previously disclosed, on May 22, 2020 (the “Petition Date”), Hertz Global Holdings, Inc. (the “Company” or “we”), The Hertz Corporation (“THC”) and certain of their direct and indirect subsidiaries in the United States and Canada (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), thereby commencing Chapter 11 cases (the “Chapter 11 Cases”) for the Debtors. The cases are being jointly administered under the caption In re The Hertz Corporation, et al., Case No. 20-11218 MFW.
Following the Petition Date, the Debtors commenced a comprehensive marketing process for debtor-in-possession financing. To facilitate discussions with potential lenders, THC entered into confidentiality agreements with certain of such potential lenders that require the Company to publicly disclose certain information provided to those lenders (the “Cleansing Materials”). The Company is furnishing the Cleansing Materials as Exhibit 99.1 hereto.
The Cleansing Materials contain discussion materials related to the impact of the COVID-19 pandemic and general economic conditions on the Company’s financial condition and results of operations, including certain scenarios considered by the Company. The scenarios set forth therein were prepared for illustrative purposes only and are based on financial information that was prepared mid-year. The Cleansing Materials do not reflect changes to the business that may have occurred since the preparation of that financial information or the Cleansing Materials. The economic environment in which the Company and its subsidiaries are operating, including the vehicle rental and used vehicle sale market, has been subject to rapid and dramatic changes as a result of the COVID-19 pandemic and there is an even higher degree of uncertainty surrounding forecasts than would be the case in a normal operating environment. Therefore, it is likely that actual performance and results will differ from the scenarios contained in the Cleansing Materials and such differences may be material. Any financial projections, scenarios, or forecasts included in the Cleansing Materials were not prepared with a view toward public disclosure or compliance with the published guidelines of the U.S. Securities and Exchange Commission. The Cleansing Materials do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the Cleansing Materials and, accordingly, do not express an opinion or any other form of assurance with respect to the Cleansing Materials or any projections or scenarios contained therein. The inclusion of the Cleansing Materials herein should not be regarded as an indication that the Company or its representatives consider the forecasts, scenarios, or projections contained therein to be a reliable prediction of future events, and such forecasts, scenarios, and projections should not be relied upon as such. The Company expects to report its third quarter earnings in early November.
On October 15, 2020, THC entered into a commitment letter for debtor-in-possession financing (the “DIP Commitment Letter”) with the holders of a majority in aggregate outstanding amount of its prepetition first-lien debt (collectively, the “Commitment Parties”) pursuant to which the Commitment Parties committed to backstop a super-priority senior secured debtor-in-possession, non-amortizing, delayed draw term loan facility (the “DIP Facility”) in an aggregate amount of $1.65 billion under Section 364 of the Bankruptcy Code, subject to the terms and conditions set forth in the DIP Commitment Letter. The DIP Facility would provide the Debtors with up to $1.65 billion of liquidity, of which up to $1.0 billion can be used for new interim fleet financing, giving the Debtors the future ability to replenish their vehicle fleet. The DIP Facility contains economic terms that are the most favorable to the Debtors compared to other proposals received by the Debtors, including: (i) minimum draws of $250 million, (ii) interest of LIBOR plus 7.25% which is reduced to LIBOR plus 6.75% upon a significant repayment of prepetition first lien debt, and (iii) other fees as described in the DIP Term Sheet (as defined below). The DIP Facility matures on December 31, 2021 and has limited covenants and events of default, including one milestone requiring the filing of a plan by August 1, 2021. The DIP Facility will be secured by first priority liens on substantially all of the Debtors’ assets (subject to certain exclusions) and has the support of the requisite majority of the Debtors’ first lien prepetition debt to allow for consensual priming of existing liens. The DIP Facility does not contain a roll-up or cross-collateralization of prepetition debt or otherwise dictate how prepetition claims will be addressed in a plan. The closing of the DIP Facility is subject to, among other conditions, the execution of definitive documentation and approval by the Bankruptcy Court.
On October 15, 2020, the Debtors filed the Motion Seeking Entry of an Order (I) Authorizing the Debtors to Obtain Debtor-In-Possession Financing and Granting Liens and Superpriority Administrative Claims and (II) Granting Related Relief (the “DIP Motion”). A term sheet detailing the material terms of the DIP Facility is attached to the DIP Motion (the “DIP Term Sheet”). A copy of the DIP Motion may be obtained from the website of the Debtors’ claims and notice agent at https://restructuring.primeclerk.com/hertz. The Debtors intend to seek final approval of the DIP Motion and the DIP Facility at a hearing before the Bankruptcy Court scheduled on or about October 29, 2020.

The Debtors expect that the DIP Facility will provide the Debtors with sufficient liquidity to fund their ongoing operations during the Chapter 11 Cases.
Additionally, as part of the Chapter 11 Cases and restructuring of their businesses and operations, the Debtors may consider various asset sales and other strategic transactions. There can be no assurances that such a transaction or transactions will be proposed or consummated.
The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.
Cautionary Statement Concerning Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of federal securities laws. Words such as “expect” and “intend” and similar expressions identify forward-looking statements, which include but are not limited to statements related to our liquidity; used vehicle sales and proceeds; the expected effects on our business, financial condition and results of operations due to the spread of the COVID-19 virus; the bankruptcy process; our ability to obtain approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases; the effects of the Chapter 11 Cases, including increased professional costs, on our liquidity, results of operations and business; our ability to comply with the continued listing criteria of the New York Stock Exchange (the “NYSE”) and risks arising from the potential suspension of trading of our common stock on, or delisting from, the NYSE; the effects of Chapter 11 on the interests of various constituents; and the ability to negotiate, develop, confirm and consummate a plan of reorganization. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including those in our risk factors that we identify in our most recent annual report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on February 25, 2020, and any updates thereto in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this filing, and we undertake no obligation to update this information.
ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Cleansing Materials
101.1	Pursuant to Rule 406 of Regulation S-T, the cover page to this Current Report on Form 8-K is formatted in Inline XBRL
104.1	Cover page interactive data filed (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ M. DAVID GALAINENA
Name:	M. David Galainena
Title:	Executive Vice President, General Counsel and Secretary
Date:  October 16, 2020